CNB CORPORATION

and

THE CONWAY NATIONAL BANK

 FINANCIAL REPORT

JUNE 30, 2010

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

The U.S. national economic recovery, commencing in the fourth quarter of 2009, continued through the first and second quarters of 2010, although slowing significantly in the second quarter.  The Bureau of Economic Analysis, a division of the U.S. Department of Commerce, has indicated that real gross domestic product (GDP) increased at an annual rate of 3.7% for the first quarter of 2010 but fell to an annual rate of 1.6% for the second quarter.  The decline in the growth rate of real GDP in the second quarter primarily reflects sharp acceleration in imports and sharp deceleration in private inventory investment, partly offset by increases in residential fixed investment, nonresidential fixed investment, state and local government spending, and federal government spending.  Locally, the real estate sector posted gains in the first and second quarters of 2010 with the total number of real estate transactions increasing approximately 34.7% and 34.8%, respectively, in comparison to the first and second quarters of 2009.  Despite these improvements, the banking industry has continued to experience significant difficulties with 86 bank failures occurring in the first six months of 2010, as compared to 45 in the first six months of 2009, and 4 in the first six months of 2008.  During the first half of 2010, Conway National maintained a solid financial position.  However, operating results remained below historical performance.

The net loss for the first half of 2010 totaled ($263,000), down 109.5% from the net income of $2,779,000 earned for the first half of 2009.  Although the Company incurred a minor loss for the first half of 2010, the Bank performed well in comparison to the combined operating results of all South Carolina banks, which posted a combined return on average assets of (.09)%.  On a per share basis, earnings declined 109.6% from $1.67 for the first half of 2009, adjusted for the effect of a two-for-one stock split in 2009, to ($.16) for the first half of 2010 representing a return on average assets of (.06)% and a return on average equity of (.60)% as compared to .62% and 6.72%, respectively, for the first half of 2009.

Total assets grew to $934.1 million at June 30, 2010, an increase of 4.3% over June 30, 2009, and capital stood at $87.4 million at June 30, 2010 compared to $86.9 million at June 30, 2009.  Total deposits were $730.8 million at June 30, 2010, an increase of 7.5% from $679.6 million for the previous year.  The Bank experienced a slight decrease in repurchase agreements, which decreased .8% from $100.9 million at June 30, 2009 to $100.1 million at June 30, 2010.  Loans totaled $564.0 million at June 30, 2010, a decrease of 5.4% from June 30, 2009; and investment securities were $262.9 million, an increase of 24.4% from the prior year.

The net loss for the first half of 2010 of ($263,000) is significantly lower than historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which decreased 4.6% to $15,250,000 for the first half of 2010 from $15,978,000 for the first half of 2009.  Other factors which affect earnings include the provision for possible loan losses, noninterest expense, and noninterest income.  The provision for possible loan losses increased significantly, 75.0% from $4,326,000 for the first half of 2009 to $7,569,000 for the first half of 2010.  The allowance for loan losses, as a percentage of net loans, was increased to 2.08% at June 30, 2010 as compared to 1.43% at June 30, 2009.  Noninterest expense decreased 3.6% from $12,004,000 for the first half of 2009 to $11,575,000 for the first half of 2010; and noninterest income decreased 26.1% from $4,376,000 to $3,234,000 for the same periods, respectively.  Noninterest expense decreased primarily due to decreased salaries and employee benefits expense and other operating expenses, which decreased 4.7% and 2.1%, respectively, for June 30, 2010 as compared to June 30, 2009.  Noninterest income decreased primarily due to decreased gains on sales of investment securities and decreased other operating income, partially offset by an increase in service charge income on deposit accounts.

With the national and local economies expected to remain subdued throughout 2010 and well into 2011, we anticipate that profitability will remain below historical levels while, at the same time, expect that the Bank will continue to grow, further strengthen, and generally prosper.  Although the Bank's credit concerns have been relatively minor in terms of the magnitude of non-performing assets in the industry and local markets, we will continue to address credit concerns through 2010.  Loan losses have leveled, but will remain historically high throughout 2010.

Although the national and local economies have begun to show some strengthening, much uncertainty remains about the sustainability and speed of the current recovery.  However, we are confident that your bank will continue steadfast and strong throughout these difficult periods.  At the same time, the Bank has been positioned and prepared to meet future demands and opportunities.

Conway National continues to maintain a substantial financial position and profitability which compare favorably to local markets.  Conway National remains dedicated to its conservative and prudent banking practices; and, as always, we are very appreciative of your continued support.  We look forward to the future and continuing to build your bank steeped in our traditions of exceptional customer service, trust, and dedication to all of the communities we serve.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEET (Unaudited)

ASSETS:	June 30, 2010	June 30, 2009
Cash and due from banks..............................................	$ 24,973,000	$ 15,280,000
Due from Federal Reserve Bank, balance in excess of requirement................................................................	37,646,000	41,593,000
Total cash and due from banks..............................	$ 62,619,000	$ 56,873,000
Investment securities:
Obligations of United States government sponsored enterprises...................................................................	225,587,000	176,256,000
Obligations of states and political subdivisions..................	33,210,000	33,032,000
Other securities...............................................................	4,121,000	3,801,000
Total investment securities......................................	262,918,000	213,089,000
Federal funds sold.............................................................	14,000,000	-
Loans................................................................................	564,004,000	596,426,000
Less allowance for loan losses.........................................	(11,506,000)	(8,400,000)
Net loans...............................................................	552,498,000	588,026,000
Bank premises and equipment............................................	22,775,000	23,678,000
Other assets......................................................................	19,308,000	13,881,000
Total assets...........................................................	$ 934,118,000	$ 895,547,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing......................................................	$ 111,760,000	$ 106,799,000
Interest-bearing............................................................	619,059,000	572,819,000
Total deposits........................................................	730,819,000	679,618,000

Securities sold under agreement to repurchase.................	100,112,000	100,945,000
Other short-term borrowings...........................................	10,498,000	21,588,000
Other liabilities................................................................	5,242,000	6,485,000
Total Liabilities......................................................	846,671,000	808,636,000

Stockholders' Equity:
Common stock, par value $5.00 per share in 2010 and $10.00 per share in 2009; authorized 3,000,000 shares in 2010 and 1,500,000 shares in 2009; issued 1,674,870 in 2010 and 841,654 in 2009............	8,374,000	8,417,000
Capital in excess of par value of stock..............................	51,240,000	51,881,000
Retained earnings.............................................................	26,358,000	26,429,000
Accumulated other comprehensive income.......................	1,475,000	184,000
Total stockholders' equity......................................	87,447,000	86,911,000
Total liabilities and stockholders' equity..................	$ 934,118,000	$ 895,547,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENT OF INCOME (Unaudited)
	Six Months Ended
INTEREST INCOME:	June 30, 2010	June 30, 2009
Interest and fees on loans.....................................................	$ 17,556,000	$ 18,789,000
Interest on investment securities:
Taxable investment securities.............................................	2,235,000	2,973,000
Nontaxable investment securities.......................................	614,000	581,000
Other securities.................................................................	23,000	37,000
Interest on federal funds sold and federal reserve bank balances in excess of required balance...............................	77,000	37,000
Total interest income................................................	20,505,000	22,417,000

INTEREST EXPENSE:
Interest on deposits	4,681,000	5,663,000
Interest on securities sold under agreement to repurchase ...................................................................	470,000	590,000
Interest on other short-term borrowings................................	104,000	186,000
Total interest expense...............................................	5,255,000	6,439,000
Net interest income..............................................................	15,250,000	15,978,000
Provision for loan losses.......................................................	7,569,000	4,326,000
Net interest income after provision for loan losses.................	7,681,000	11,652,000
Noninterest income:
Service charges on deposit accounts..................................	1,806,000	1,700,000
Gains on sale of securities..................................................	156,000	1,352,000
Other operating income.....................................................	1,272,000	1,324,000
Total noninterest income..........................................	3,234,000	4,376,000
Noninterest expense:
Salaries and employee benefits...........................................	6,758,000	7,093,000
Occupancy expense...........................................................	1,616,000	1,602,000
FDIC deposit insurance assessments..................................	579,000	630,000
Other operating expenses...................................................	2,622,000	2,679,000
Total noninterest expense..........................................	11,575,000	12,004,000
Income/(loss) before income taxes.......................................	(660,000)	4,024,000
Income tax provision/(benefit)..............................................	(397,000)	1,245,000
Net income/(loss)................................................................	$ (263,000)	$ 2,779,000

*Per share:

Net income per weighted average shares outstanding..........	$ (.16)	$ 1.67

Cash dividend paid per share.............................................	$ -	$ -

Book value per actual number of shares outstanding............	$ 52.21	$ 51.63

Weighted average number of shares outstanding.................	1,676,187	1,665,784

Actual number of shares outstanding...................................	1,674,870	1,683,308

*Adjusted for the effect of a two-for-one stock split during 2009.

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS
Harold G. Cushman, Jr., Chairman
James W. Barnette, Jr.	William O. Marsh
William R. Benson	George F. Sasser
Harold G. Cushman, III	Lynn G. Stevens
W. Jennings Duncan	John C. Thompson
Edward T. Kelaher
CONWAY NATIONAL BANK OFFICERS
W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Richard A. Cox	Vice President
Gail S. Sansbury	Vice President
Roger L. Sweatt	Vice President
Tammy S. Scarberry	Vice President
Timothy L. Phillips	Assistant Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Carlis L. Causey	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
C. Joseph Cunningham	Assistant Vice President
Rebecca G. Singleton	Assistant Vice President
Doris B. Gasque	Assistant Vice President
John H. Sawyer, Jr.	Assistant Vice President
John M. Proctor	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Josephine C. Fogle	Banking Officer
Debra B. Johnston	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Johnston	Banking Officer
Nicole W. Bearden	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
Bonita H. Smalls	Banking Officer